                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.0
                  SUBSIDIARIES OF COLLINS & AIKMAN CORPORATION

COMPANY                                                         JURISDICTION
------------                                                    ------------
Collins & Aikman Products Co.                                   Delaware
Carcorp, Inc.                                                   Delaware
Collins & Aikman Accessory Mats, Inc.                           Delaware
Collins & Aikman Automotive Mats, LLC                           Delaware
Collins & Aikman Asset Services, Inc.                           Delaware
CW Management Corporation (1)                                   Delaware
Hopkins Services, Inc. (2)                                      Minnesota
SAF Services Corporation (3)                                    Delaware
Collins & Aikman Automotive Exteriors, Inc.                     Delaware
Synova Plastics, LLC (4)                                        Michigan
Collins & Aikman Automotive International, Inc.                 Delaware
Collins & Aikman Canada Domestic Holding Company                Delaware
C & A Canada Holding Company                                    Nova Scotia
C & A Canada Holding Company I                                  Nova Scotia
C & A Canada Holding Company II                                 Nova Scotia
Collins & Aikman Automotive Canada Company                      Nova Scotia
Collins & Aikman Carpet & Acoustics (MI), Inc.                  Delaware
Collins & Aikman Carpet & Acoustics (TN), Inc.                  Tennessee
Collins & Aikman Development Company                            Delaware
Collins & Aikman Export Corporation                             U.S. Virgin Isles
Collins & Aikman Fabrics, Inc.                                  Delaware
Collins & Aikman Holdings Canada Inc.                           Canada
Collins & Aikman Canada Inc.                                    Ontario
C & A Canada International Holdings Limited(5)                  Ontario
Collins & Aikman Luxembourg, S.A.(6)                            Luxembourg
Collins & Aikman Interiors, Inc.                                Delaware
Collins & Aikman Automotive Interiors, Inc.                     Delaware
Collins & Aikman Intellimold, Inc.                              Michigan
Riopelle Realty Limited                                         Ontario
Collins & Aikman Automotive (Asia), Inc.                        Delaware
Collins & Aikman Automotive (Argentina), Inc.                   Delaware
Collins & Aikman Automotive International Services, Inc.        Delaware
Collins & Aikman Automotive Overseas Investment, Inc.           Delaware

Collins & Aikman International Corporation                      Delaware
Collins & Aikman Europe, Inc.                                   Delaware
Collins & Aikman (Gibraltar) Limited                            Gibraltar/Delaware
C & A Canada International Holding Company                      Nova Scotia
Collins & Aikman Europe S.A.(7)                                 Luxembourg
C&A (Gibraltar)                                                 Gibraltar
C&A (Gibraltar) No. 2                                           Gibraltar
Collins & Aikman Automotive Holding GmbH                        Germany
Collins & Aikman Automotive Systems GmbH                        Germany
Dura Convertible Systems GmbH                                   Germany
Collins & Aikman Automotive Systems Italy, S.r.l.(8)            Italy
Collins & Aikman  Holdings Italy S.r.l. (8)                     Italy
Collins & Aikman Automotive Company Italia S.r.l.               Italy
A.P.C.O. (Advanced Plastic Company) S.r.l.                      Italy
FAS S.p.A.                                                      Italy
Collins & Aikman Automotive Trim B.V.B.A.                       Belgium
Collins & Aikman Automotive Trim GrmbH                          Germany
Collins & Aikman Automotive Systems S.L.(9)                     Spain
Collins & Aikman Europe B.V.                                    Netherlands
Collins & Aikman Automotive Floormats Europe, B.V.              Netherlands
Collins & Aikman Holding AB                                     Sweden
Collins & Aikman Automotive Systems AB                          Sweden
Collins & Aikman Holding B.V.                                   Netherlands
Collins & Aikman Automotive Trim B.V.                           Netherlands
Collins & Aikman Automotive  s.r.o.                             Czech Republic
Collins & Aikman Products GmbH (10)                             Austria
Collins & Aikman Holdings Limited                               United Kingdom
Collins & Aikman Automotive Fabrics Limited                     United Kingdom
Collins & Aikman Automotive Limited                             United Kingdom
Abex Plastic Products Limited                                   United Kingdom
Collins & Aikman Automotive Systems Limited                     United Kingdom
Collins & Aikman Automotive Carpet Products (UK) Limited        United Kingdom
Manchester Kigass International Limited                         United Kingdom
Premier Springs & Pressings Limited                             United Kingdom
Collins & Aikman Automotive Trim Limited                        United Kingdom
AS Collins & Aikman UK Ltd.                                     United Kingdom
Collins & Aikman Automotive UK Limited                          United Kingdom

Collins & Aikman Automobile Components Manufacturing Industry
   and Trade Limited Company (11)                               Turkey
Collins & Aikman Automotive Hermosillo, S.A. de C.V. (12)       Mexico
Collins & Aikman Holdings, S.A. de C.V. (13)                    Mexico
Collins & Aikman Automotive Company de Mexico, S.A. de C.V.     Mexico
Amco de Mexico, S.A. de C.V.                                    Mexico
Collins & Aikman de Mexico, S.A. de C.V.(14)                    Mexico
Collins & Aikman Carpet & Acoustics, S.A. de C.V. (15)          Mexico
Dura Convertible Systems de Mexico, S.A. de C.V.(16)            Mexico
Industrias Enjema, S.A. de C.V.(17)                             Mexico
Servitop, S.A. de C.V. (18)                                     Mexico
Collins & Aikman Automotive Management
Services Company Mexico S.A. de C.V.(19)                        Mexico
Permali do Brasil Industria e ComJrcio Ltda (20)                Brazil
Plascar Participacoes Industriais S. A.(21)                     Brazil
Rosario Project S. A.                                           Brazil
Collins & Aikman do Brasil Ltda (22)                            Brazil
Collins & Aikman Plastics, Inc,                                 Delaware
ACAP, LLC (23)
Becker Group, LLC                                               Michigan
Brut Plastics, Inc                                              Michigan
Engineered Plastic Products, Inc.(24)                           Michigan
Collins & Aikman Plastics, Ltd.                                 Ontario
Collins & Aikman Properties, Inc.                               Delaware
Comet Acoustics, Inc.                                           Delaware
Dura Convertible Systems, Inc.                                  Delaware
Amco Convertible Fabrics, Inc.                                  Delaware
Gamble Development Company                                      Minnesota
Collins & Aikman Automotive Services, LLC (25)                  Delaware
JPS Automotive, Inc.                                            Delaware
Moduko Co., Ltd,(26)                                            Japan
Southwest Laminates, Inc.                                       Delaware
Synova Carpets, LLC(27)                                         North Carolina
Waterstone Insurance, Inc.                                      Vermont
Wickes Asset Management, Inc.                                   Delaware
Wickes Manufacturing Company                                    Delaware

NON-PROFIT CORPORATIONS

Collins & Aikman Foundation                                     California
Collins & Aikman Disaster Relief Fund, Inc.                     North Carolina

     1      10% owned by Willis Corroon Corporation of North Carolina
     2      10% owned by O'Brien & Gere of North America, Inc.
     3      10% owned by Unicare, Inc.
     4      51% owned by Jackson Plastics
     5      75% owned by Collins & Aikman Plastics, Ltd. And 25% owned by
            Collins & Aikman Canada, Inc.
     6      1% owned by Temmes Management Services, B.V.
     7      49% owned by Collins & Aikman (Gilbraltar)Ltd; 30% owned by Collins
            & Aikman Luxembourg S.A.; 21% owned by C&A Canada International
            Holding Limited
     8      25% owned by Collins & Aikman Europe, B. V.and 75% owned by Collins
            & Aikman Europe S.A.
     9      .00028% owned by Collins & Aikman Holding Limited
     10     .02% owned by Collins & Aikman Products Co (US)
     11     .75% owned by Collins & Aikman Products Co. (US)
     12     1% owned by Collins & Aikman International Corporation
     13     One Share owned by Habinus Trading Co.
     14     One Share owned by Collins & Aikman Accessory Mats, Inc.
     15     25% owned by Collins & Aikman Products Co.
     16     One share owned by Dura Convertible Systems, Inc.
     17     One share(1%) owned by Collins & Aikman International Corporation
     18     One share(1%) owned by Amco de Mexico, S.A. de C.V.
     19     Minority interest shares owned by Collins & Aikman International
            Corporation
     20     Minority interest owned by Collins & Aikman Products Co.
     21     100% of voting shares owned by Permali, but 43.4% of value is publicly traded preferred stock
     22     .5% of Collins & Aikman do Brasil Ltda. Is owned by Collins & Aikman
            International Corporation (US)
     23     Joint Venture 47% owned by Collins & Aikman Plastics, Inc. and 53%
            owned by Mexican Industries
     24     Joint Venture 55% (550 Class A Common Stock) owned by Gerald Edwards and 45% (450 Class B Common Stock) owned by Becker Group, LLC
     25     1% owned by Wikes Assets Management, Inc
     26     Joint Venture 50% owned by Valco (France)and 50% owned by Collins &
            Aikman Products Co.
     27     Joint Venture 55% membership interest held by Henry L. Jackson, an individual and 45 % membership interest held by Collins & Aikman
            Products Co.